CLEARWATER INVESTMENT TRUST

                           Section 906 Certifications



I, George H. Weyerhaeuser, Jr., Chairman, Chief Executive Officer, and Treasurer of the Clearwater Investment Trust (the "Registrant"), with respect to the report on Form N-CSR of Clearwater Investment Trust for the period ended December 31, 2008, as filed with the Securities and Exchange Commission, hereby certify that, to the best of my knowledge:

      1. The Report on Form N-CSR fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: April 13, 2009

/s/George H. Weyerhaeuser, Jr.

George H. Weyerhaeuser, Jr.
Chairman (Chief Executive Officer)
Treasurer (Chief Financial Officer)